CONSENT OF GRANT THORNTON LLP

         We have issued our report dated April 8, 1998, accompanying the consolidated financial statements included in the Annual Report of Ensec International, Inc. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ensec International, Inc. on Form S-8 (File No. 333-20149, effective January 22, 1997).




/s/ Grant Thornton, LLP
-----------------------
Grant Thornton, LLP


Fort Lauderdale, Florida
April 21, 1998